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                                                                    EXHIBIT 99.2

                          EDISON MISSION HOLDINGS CO.
     SOLICITATION OF CONSENTS TO AMENDMENTS AND WAIVERS WITH RESPECT TO THE
      INDENTURE GOVERNING ITS 8.137% SENIOR SECURED BONDS DUE 2019 AND ITS
                      8.734% SENIOR SECURED BONDS DUE 2026

                                                               November __, 2001

To Our Clients:

    Enclosed for your consideration are the consent solicitation statement dated November __, 2001 and applicable consent form, including instructions, relating to the solicitation by Edison Mission Holdings Co. of consent from the holders as of the close of business on November __, 2001 of its 8.137% Senior Secured Bonds due 2019 and its 8.734% Senior Secured Bonds due 2026, which we refer to collectively as the outstanding bonds. Edison Mission Holdings is soliciting consent to the effectuation of a sale-leaseback transaction and the adoption of proposed amendments, proposed waivers and an authorization, which are all as described in the consent solicitation statement, with respect to the indenture under which the outstanding bonds have been issued and related security documents. We refer to November __, 2001 as the record date.

    In consideration for the delivery of the consents, a payment will, subject to the conditions specified in the consent solicitation statement, be made to each holder as of the record date at the rate specified in the consent solicitation statement for each U.S.$1,000 principal amount of outstanding bonds for which a consent has been validly delivered and not revoked on or before 5:00 p.m., New York City time, on December __, 2001, unless extended. We refer to December __, 2001, as extended, as the expiration date. Consents may be revoked at any time up to the consent date, which is the earlier of
(A) 5:00 p.m. New York City time on December ___, 2001 and (B) the time on which Edison Mission Holdings receive the requisite consents. The consent payment will be paid within five (5) days of the expiration date. Holders of the bonds who do not consent or who consent after the expiration date will not receive the consent payment.

    The materials relating to the consent solicitation are being forwarded to you as the beneficial owner of outstanding bonds carried by us for your account or benefit but not registered in your name. Delivery of consents with respect to any outstanding bonds may only be made by us as the holder and pursuant to your instructions. For purposes of this consent, the term holder is deemed to include the participants through which a beneficial owner's outstanding bonds are held in The Depository Trust Company, which we refer to as DTC. DTC has authorized DTC participants to execute consents as if they were holders. Therefore, Edison Mission Holdings urges the beneficial owners of outstanding bonds registered in the name of a broker, dealer, commercial bank, trust company, including DTC, or other nominee to contact the holder promptly if they wish to deliver a consent according to the consent solicitation.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to provide the related consents on your behalf in accordance with the provisions of the consent solicitation statement. The consent solicitation will expire at 5:00 p.m., New York City time, on December __, 2001, unless the expiration date is extended as provided in the consent solicitation statement.

    If you wish to have us deliver consents with respect to any or all of your outstanding bonds held by us or which we hold through DTC for your account or benefit according to the consent solicitation statement, please so instruct us by completing, executing and returning to us the letter of instructions set forth on the reverse page of this letter. Unless otherwise specified in the letter of instructions, if you authorize us to consent, we will consent with respect to the entire aggregate principal amount of outstanding bonds which we hold for your account. Your instructions should be forwarded to us in ample time to permit us to complete a consent on your behalf on or before the expiration date. If you do not authorize us to submit a consent in time for us to consent before the expiration date, you will not be entitled to receive the consent payment. THE ACCOMPANYING CONSENT FORM IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO DELIVER CONSENT FOR OUTSTANDING BONDS HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT.
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                             LETTER OF INSTRUCTIONS
                      WITH RESPECT TO DELIVERY OF CONSENTS
                  IN CONNECTION WITH THE CONSENT SOLICITATION
              TO BE USED IF YOU WISH US TO CONSENT ON YOUR BEHALF

To:
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    (Fill in name of custodian holding outstanding bonds)

    The undersigned acknowledge(s) receipt of your letter and the enclosed consent solicitation statement dated November __, 2001 and the applicable consent form in connection with the solicitation by Edison Mission Holdings Co. of consents to the proposed amendments, the proposed waivers and the authorization, which are all as described in the consent solicitation statement, with respect to the indenture governing the outstanding bonds of Edison Mission Holdings referred to in the consent solicitation statement.

    AUTHORIZATION TO CONSENT--This will authorize you to deliver the undersigned's consents in favor of the effectuation of the sale-leaseback transaction, the proposed amendments, the proposed waivers and the authorization with respect to the principal amount of outstanding bonds indicated below held by you for the account or benefit of the undersigned, according to the terms and conditions set forth in the consent solicitation statement dated November __, 2001.

                          PLEASE SIGN HERE AND PROVIDE
                           THE FOLLOWING INFORMATION

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                                  SIGNATURE(S)

                ------------------------------------------------
                             NAME(S) (PLEASE PRINT)

                ------------------------------------------------
                                    ADDRESS

                ------------------------------------------------
                                    ZIP CODE

                ------------------------------------------------
                         AREA CODE AND TELEPHONE NUMBER

                ------------------------------------------------
                  TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER

                ------------------------------------------------
                           MY ACCOUNT NUMBER WITH YOU

                ------------------------------------------------
                      PRINCIPAL AMOUNT BENEFICIALLY OWNED

                ------------------------------------------------
                 PRINCIPAL AMOUNT AS TO WHICH CONSENT IS GIVEN
                      (MUST BE AN INTEGRAL OF U.S.$1,000)

Dated:             , 2001